Exhibit (c)(xv)

Highly Confidential Project JetSpeed Indications of Value August 2025 This presentation is summary in nature and nothing in this presentation should be considered an opinion or valuation

Highly Confidential Indications of Value Source: Company Filings, Factset, LSEG, Bloomberg and Broker Research. 1. Potential stock consideration treated as cash equivalent. Valuation Methodology Reference Price Per Share Assumptions Selected Trading Comps: • 5.0x – 9.0x CY25E Lease and SBC Adj. EBITDA of $312mm per Tango Case Selected Precedent Transactions: • 6.0x – 10.0x CY25E Lease and SBC Adj. EBITDA of $312mm per Tango Case Discounted Cash Flow: • 6.0x – 8.0x LTM terminal EBITDA multiple • 8.0% - 10.0% WACC • PubCo savings of $15mm per year Unaffected Analyst Target Price: • Based on 11 estimates, consensus of $3.81 US$millions, except per share values in US$ 1 Per Share Prem. / (D) Midpoint to Unaffect. Comparable Companies CY2025E EBITDA $2.20 (97%) - 45% Precedent Transactions CY2025E EBITDA $3.25 (61%) - 80% Discounted Cash Flow No PubCo Savings $3.50 (24%) - 64% 100% PubCo Savings $3.82 (15%) - 77% Other Benchmarks Unaffected Analyst Target Price n/a 1% - 103% Unaffected 52W Trading Range n/a (26%) - 128% Tango Case $0.10 $1.15 $2.24 $2.52 $3.00 $2.20 $4.30 $5.34 $4.87 $5.23 $6.00 $6.76 Unaffected Price (Jun 11): $2.96 Revised Offer: $4.25(1) Current Trading (Aug 21): $3.82

Highly Confidential 2025E Revenue Mix 2025E Forecast Sensitized Base Assumption Sensitivity Increment DCF Midpoint per Share Tango Case (100% PubCo Savings) $3.82 ($2.52 - $5.23) Tango CX Revenue Growth(1) 14% 9.9% (24A – 25E) -3.5% (25E – 30E CAGR) +/- 1.0% External CX Revenue Growth(1) 33% -5.3% (24A – 25E) -1.9% (25E – 30E CAGR) +/- 1.0% Tango Non-CX Revenue Growth(1) 12% 14.2% (24A – 25E) 3.0% (25E – 30E CAGR) +/- 1.0% External Non-CX Revenue Growth(1) 41% 10.0% (24A – 25E) 13.5% (25E – 30E CAGR) +/- 1.0% EBITDA Margin % (excl. Lease & SBC Cost) n/a 14.9% (25E) 15.0% (26E – 30E Avg.) +/- 0.25% Annual Pre-Tax Cost Savings n/a n/a $15mm +/- $10mm WACC n/a n/a 9.0% (8.0% - 10.0%) -/+ 0.50% LTM Terminal EBITDA Multiple n/a n/a 7.0x (6.0x – 8.0x) +/- 0.25x DCF Sensitivities US$millions, except per share values in US$ 2 1. Assumes constant EBITDA Margin % (excl. Lease & SBC Cost). ($0.05) ($0.12) ($0.05) ($0.25) ($0.20) ($0.21) ($0.19) ($0.24) $0.05 $0.12 $0.05 $0.26 $0.20 $0.21 $0.20 $0.24

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